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                                 AGREEMENT

     This Agreement ("Agreement") dated as of October 26, 1995 by and between SA Telecommunications, Inc., a Delaware corporation (the "Company") and the Persons listed on the signature page hereto (individually, a "Holder" and collectively, the "Holders").

     WHEREAS, the Company and each of the Holders entered into a Subscription Agreement executed as of September 20, 1995 (the "Subscription Agreements"), pursuant to which the Holders purchased an aggregate of 1,100,000 shares of the Company's Common Stock, $.0001 par value (the "Common Stock") and warrants exercisable into an aggregate of 1,100,000 shares of Common Stock (the "Warrants");

     WHEREAS, pursuant to the Subscription Agreements, the Company granted to the Holders demand registration rights ("Demand Registration") with respect to the 1,100,000 shares of Common Stock purchased pursuant to the Subscription Agreement and the 1,100,000 shares of Common Stock into which the Warrants are exercisable which have not been previously sold pursuant to the registration statement or Rule 144 promulgated under the Act (the "Registrable Securities");

     WHEREAS, pursuant to Section 5(c) of the Subscription Agreements, the Company and each of the Holders is required to enter into indemnification agreements with respect to the registration of the Registrable Securities;

     NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

     "ACT" means the Securities Act of 1933, as amended.

     "COMMISSION" means Securities and Exchange Commission.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust or unincorporated organization.

     "PROSPECTUS" means the prospectus which is part of a Registration Statement, and includes any preliminary prospectus and/or supplemental prospectus.

     "REGISTRATION STATEMENT" means a registration statement filed with the Commission

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     under the Act which includes the Registrable Securities being registered pursuant to the demand registration rights granted pursuant to the Subscription Agreements.

     "SELLING HOLDER" means a Holder whose Registrable Securities are included in a Registration Statement.

     2.   INDEMNIFICATION.

          (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Selling Holder in its capacity as a Selling Holder, its officers and directors and each Person who controls such Selling Holder (within the meaning of Section 15 of the Act and Section 20(a) of the Exchange Act), against any losses, claims, damages, liabilities and expenses (including attorneys fees) caused by any untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission to state therein a material fact necessary to make the statements therein (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are (I) caused by or contained in any information furnished to the Company by such Selling Holder in its capacity as a Selling Holder expressly for use in the preparation thereof, (ii) caused by such Selling Holder's failure to deliver a copy of the Registration Statement or Prospectus or any amendments or supplements thereto, or (iii) arise out of the Selling Holders failure to comply with the terms and provisions of this Agreement.

          (b) INDEMNIFICATION BY SELLING HOLDERS. Each Selling Holder in its capacity as a Selling Holder agrees to indemnify, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Act and Section 20(a) of the Exchange Act) and its respective agents and counsel against any losses, claims, damages, liabilities and expenses (including attorneys' fees) resulting from any untrue statement of a material fact or any omission to state a material fact necessary to make the statements in the Registration Statement or Prospectus or preliminary Prospectus (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon information furnished by, or on behalf of, such Selling Holder in its capacity as a Selling Holder specifically for use in the preparation thereof. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information with respect to such Persons so furnished by such Persons specifically for use in the preparation of any Prospectus or Registration Statement.

          (c)  CONDUCT OF INDEMNIFICATION PROCEEDINGS.  Any Person entitled to

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     indemnification hereunder will (I) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent
     (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

          (d) CONTRIBUTION. If for any reasons the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and indemnifying party, as well as any other relevant equitable considerations.

     3. BLUE SKY STATES. Pursuant to Section 5 of the Subscription Agreement, the Selling Holders designate the states listed on Exhibit A hereto as the list of blue sky jurisdictions requested in connection with the Demand Registration.

     4. AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented without the written consent of the Company and the Holders owning a majority of the Registrable Securities.

     5. NOTICES. All notices and other communications provided for or permitted hereunder shall be made by hand delivery or registered first-class mail to the Company or each Holder, as the case may be, at its address set forth in the Subscription Agreement.

     6. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, except that no Holder may

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assign its rights hereunder to any Person.

     7. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     8. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     9. GOVERNING LAW. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, constructions and effect and in all other aspects by the substantive laws of the State of Texas, without reference to conflicts of laws principles.

     10. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges established by this Agreement shall be enforceable to the fullest extent permitted by law.

     11. ENTIRE AGREEMENT. This Agreement and the Subscription Agreement and the agreements contemplated thereby are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.

     12. ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recovery reasonable attorneys' fees in addition to any other available remedy.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SA TELECOMMUNICATIONS, INC.            ______________________________________
                                                 Seth Joseph Antine

By:_________________________________
    Jack W. Matz, Jr.                  ______________________________________
    Chairman & Chief Executive                         Fred Rudy
    Officer

____________________________________   ______________________________________

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        Jules Nordlicht                               Moses Elias



____________________________________    _____________________________________
           Harry Adler                            Dr. Seymour Huberfeld

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____________________________________    _____________________________________
        Connie Lerner                                Jack Ehrenhaus

MUELLER TRADING L.P.                         CONG. AHAVAS TZEDACH VACHSED

By:________________________________     By:__________________________________
Title:_____________________________     Title:_______________________________

LAURA HUBERFELD/NAOMI BODNER PARTNERSHIP

By:________________________________
Title:_____________________________

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                                                                  EXHIBIT A

                               BLUE SKY STATES


New York
New Jersey

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